UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: May 3, 2012 (Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

1850 Gateway Drive, Suite 300, San Mateo, California 94404

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, the Board of Directors of CafePress Inc. (the “Company”) appointed Joe Schmidt to the position of Chief Marketing Officer, effective May 3, 2012. Mr. Schmidt, previously served as the Company’s Senior Vice President. In connection with his appointment as Chief Marketing Officer, the Board of Directors granted him an option to purchase 113,530 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Stock Incentive Plan. This initial option will vest and become exercisable over four years, with the first 1/4th of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter over the subsequent three years. The option has a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant.

Mr. Schmidt’s biographical information is included in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 28, 2012, under the heading “Management—Executive officers and directors,” which information is incorporated herein by reference.

On May 7, 2012, the Company issued a press release announcing the appointment of Mr. Schmidt as the Company’s Chief Marketing Officer. The full text of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of CafePress Inc., dated May 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2012	CafePress Inc.

	By:	/s/ Monica N. Johnson
Monica N. Johnson
Chief Financial Officer